Exhibit 1.01

1.	Introduction

Cubic Corporation (“Cubic”) is a leading international provider of cost-effective systems and solutions addressing the mass transit and global defense markets’ most pressing challenges. We have significant transportation and defense industry expertise which, combined with our innovative technology capabilities, contributes to our leading positions with our customers.

Cubic’s manufacturing processes use a wide array of products which may contain tin, tantalum, tungsten or gold (collectively known as “3TG”). As these materials are necessary to the functionality of many Cubic products, our company is dedicated to tracing the origin of these metals. Cubic is working to ensure our sourcing practices do not support conflict or human rights abuses in the Democratic Republic of the Congo (“DRC”) and surrounding areas (collectively with the DRC, the “Covered Countries”). Cubic’s statement on supply chain responsibility can be found at https://www.cubic.com/corporate-responsibility.

Over the past fiscal year, Cubic made great strides in organizational commitment to programs supporting supply chain and vendor risk with the acquisition of the OneTrust Vendor Risk Management module. This tool is the keystone of Cubic’s Supply Chain Compliance department supporting the supplier risk evaluation and documentation process. Cubic’s strategy of increased resource building for top tier suppliers advanced further this year with an increased supplier response rate and more complete data reported on the Conflict Minerals Reporting Templates (“CMRT”) that we received from our suppliers. Cubic takes its responsibility as an ethical company seriously, and we continue to perform diligence on our supply chain and report our findings accordingly.

2.	Conflict Minerals Disclosure

During calendar year 2019, Cubic and its subsidiary companies have manufactured or contracted to manufacture products for which 3TG is necessary to the functionality or production. Cubic’s reasonable country of origin inquiry (“RCOI”) and subsequent due diligence identified 34 smelters who our supply chain has reported as potentially sourcing from at least one of the covered countries. All 34 smelters that were identified to us by our suppliers as sourcing from at least one of the covered countries were conformant with the Responsible Mineral Assurance Process (“RMAP”), which means that the smelters complied with the RMAP due diligence assessment protocols or an equivalent cross-recognized assessment. Notwithstanding this assurance, since we rely on information from our suppliers as reported to us in the CMRTs and since not all of our suppliers were able to identify country of origin from which the smelters they use source minerals as further described below, we have concluded in good faith that Cubic cannot definitively state whether its sourcing practices directly or indirectly funded armed groups in the Covered Countries.

9333 Balboa Avenue, San Diego, CA 92123 • P.O. Box 85587, San Diego, CA 92186-5587

858-277-6780 • Fax 858-277-1876

www.cubic.com • NYSE: CUB

Cubic employed a combination of measures to determine whether the necessary 3TG in Cubic’s products originated from the Covered Countries. Cubic’s RCOI methods are discussed in Section 3 of this disclosure. As a result of these findings, Cubic has exercised and continues to exercise due diligence on the source and chain of custody of 3TG minerals in a manner that conforms to an internationally recognized due diligence framework (the Organization for Economic Cooperation and Development, or “OECD”)1. Cubic hereby submits its Conflict Minerals Report as the attached Exhibit 1.01, as required by Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

The table below shows improved metrics on supplier scoping and response and highlights the work Cubic’s Supply Chain Compliance team has done to improve strategic development of its supply-base, targeted inquiries, vendor communications, and vendor capacity building.

	Vendors In- Scope for our RCOI	CMRTs Received	CMRT Stated “No 3TG”	Overall Supplier Response Rate
Fiscal 2019	452	157	15	43%
Change over previous year	-9%	+5%	-4%	+4%

The table below shows the number of responsive suppliers who stated that their products contained the 3TG minerals and indicates the number of those suppliers who stated that all smelters/refiners for that mineral had been identified. Increased ability to identify all smelters within a mineral supply chain indicates maturity in a mineral sourcing program.

Mineral	A. Suppliers who stated that their products contain the designated mineral	B. Suppliers in Column A who also stated that “All smelters [and refiners] identified” for the designated mineral*	C. Improvement over previous year’s findings
Tantalum	74	24	+1.9%
Tin	137	70	+5.6%
Gold	127	62	+3.5%
Tungsten	70	22	-0.7%

Proper smelter identification continues to be a difficult issue to resolve in conducting diligence. Smelters are often known by different names and smaller smelting operations may not be identified. The table below shows how many smelters or refiners (“SORs”) Cubic identified in its supply chain and their RMAP conformance status. Although Cubic does not have any direct relationships with SORs, Cubic’s membership with the Responsible Mineral Initiative (“RMI”) supports the audit and process development of the remaining 63 identified smelters not yet conformant with the RMAP audit protocol and still in operation.

1 Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

SORs Identified	SORs Conformant to RMAP	Percent of SORs Conformant to RMAP	SORs not yet Conformant to RMAP
330	267	81%	63

3.	Cubic’s Reasonable Country of Origin Inquiry

To begin the RCOI for this reporting year, Cubic’s Supply Chain Compliance Analyst collected consolidated purchasing data from Cubic’s ERP system in October of 2019.

Cubic’s transition to a company-wide ERP system aided the process of supplier scoping for 3TG by providing a baseline of vendor identification data and commodity/cost data. As is Cubic’s standard process, the commodity list is reviewed by our Engineering team to determine which commodities would contain 3TG. Using this list as a basis, suppliers are sorted by whether they are in-scope of our RCOI (where it is likely that 3TG is intentionally added or used in the purchased product or production process) and arranged by total cost of purchased products. Suppliers providing parts containing 3TG to Cubic account for a small minority of Cubic’s total suppliers (roughly 14% of Cubic’s total suppliers).

Cubic assigned suppliers into three risk level groups based on the amount of spend (higher spend equates to a higher risk level). These risk levels are shown in the table below.

Supplier count by Risk level and in-scope spend accounted for	Risk 1	Risk 2	Risk 3
Supplier Count	42	77	333
Percentage of total in-scope spend	80%	15%	5%

The table below reflects a shift in the way Cubic approaches supplier management. In accordance with OECD best practice guidelines, we are developing long-term strategic partnerships with fewer suppliers as opposed to short-term arrangements with many suppliers.

Total Suppliers accounting for 95% in-scope spend by year	Fiscal Year 2018	Fiscal Year 2019	Change
Supplier Count	132	119	-10%

Once the grouping was complete, Cubic’s Compliance Analyst requested in-scope suppliers to report their 3TG sourcing information on the most recent revision (5.12) of the industry standard CMRT provided by the RMI (Responsible Mineral Initiative).

As in past years, Cubic encountered some resistance from distributors, who frequently state that they do not track this information. As compliance with these requests is mandated by our standard terms and conditions, Cubic continued to engage with these suppliers and stress the importance of our requirements.

The table below illustrates the breakdown of mineral origin from supplier responses containing a CMRT:

Contains 3TG from DRC	Does not contain 3TG from DRC	3TG Source Unknown	No Conflict Minerals Present
Tantalum
30	11	33	83
Tin
42	48	47	20
Gold
27	52	48	30
Tungsten
28	11	31	86

Conflict Minerals Report

I.	Cubic’s Exercise of Due Diligence under the OECD Guidance.

Cubic’s due diligence process is modeled after the 3rd Edition of the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains, Supplements on Tin, Tantalum, Tungsten, and Gold (“OECD Guidance”). The OECD Guidance highlights the importance of risk assessment and mitigation, supplier and smelter engagement, and the identification of red flags in the supply chain.

Due to the high non-response or incomplete response rate of several Cubic suppliers coupled with Cubic’s downstream position in the supply chain, Cubic has relied heavily on industry initiatives, such as the RMI CMRT and its membership in the Responsible Mineral Initiative in order to ascertain the origin of the minerals in the components Cubic purchases. Cubic continues to explore ways to increase its participation in these industry efforts in order to facilitate a greater transparency and more open communication from mine to manufacturer.

A.	Strong Company Management Systems.

Cubic has adopted a supply chain policy entitled Corporate Social Responsibility in Supply Chain Management which is based on the OECD Model Supply Chain Policy. This policy sets forth Cubic’s commitment to avoiding doing business with any company sourcing from the DRC or otherwise contributing to armed conflict or human rights abuses anywhere in the world. It also sets forth a summary of Cubic’s diligence process as detailed in Appendix A to this Conflict Minerals Report below.

As Cubic continues to improve its supply chain processes, Cubic has amended and improved its policy to reflect current best practices in fuller detail in accordance with OECD guidance and its policy is publicly available on its website (via the link to this filing). Cubic has also either amended or is in the process of amending U.S. and International terms and condition to require our suppliers to source only from conflict-free smelters and mines, and to provide us confirming information upon request.

In accordance with the OECD Guidance, Cubic has assigned senior level representatives from procurement and legal to oversee and jointly run its Conflict Minerals Team. Part of the Team’s legal function is to periodically report to the Board to outline current status of RCOI, diligence, and overall compliance efforts. Cubic continues to improve its communication processes and ensure availability of resources to support the Conflict Minerals Team and its overall supply chain compliance efforts.

We have established a dedicated email address for employee and supplier questions or concerns on conflict minerals and included that email address in the training seminars. Senior management’s goal is to create and maintain awareness around conflict minerals and supply chain transparency generally and to continue to live our core value of “Doing The Right Thing” in all procurement activities. This is reflected in annual training to procurement staff on Cubic’s ethical sourcing program and how their actions affect the risk of contributing to human rights abuses within Cubic’s supply chain. They are advised to review and consider a supplier’s conformance to Cubic’s ethical sourcing program requirements as part of the procurement decision during supplier selection.

B.	Identifying and Assessing Risks in the Supply Chain.

Cubic has historically encountered considerable difficulty in identifying upstream suppliers in its supply chain. This is because Cubic purchases many components necessary to its products from large distribution companies which are not subject to Rule 13p-1. Those distribution companies often purchase their stock of components from other distributors, and chain of custody and origin information is not being passed through the distribution network.

C.	Responding to Identified Risks.

Cubic continues to work with its direct suppliers and distributors to reach further upstream and engage those upstream companies in a more effective way — namely, to avoid the use of non-Conflict Free Smelters and move towards sourcing from Conflict Free Smelters only. Cubic sometimes requires obsolete parts which limit our choice of suppliers; however, these parts were generally manufactured prior to the conflict mineral rule’s cut-off date and any 3TG in them would therefore be considered outside of the scope of Section 1502 of the Dodd-Frank Act.

All the relevant supplier compliance documentation is housed on a dedicated file share website where quality, procurement and legal employees can easily check or reference the documentation. We continue to work on a system where supplier ratings will be more informative and complete and will allow us to act accordingly when presented with red flags during the diligence process.

D.	Third Party Audits.

Due to Cubic’s position as a downstream manufacturer, Cubic does not have any direct relationships with smelters or refiners. To help support the third party audit work done by RMI, Cubic became a member of RMI in 2014 and remained a member throughout this reporting period and presently. Cubic considers third party audits by the RMI to be vital to the continued development of the mining industry in the Democratic Republic of the Congo and will continue to support RMI audit initiatives.

E.	Annual Reporting on Supply Chain Diligence.

Cubic is committed to compliance with Rule 13p-1 not only as a legal requirement, but as a responsible business practice. We strive for transparency in our supply chain and will present our diligence and risk findings annually, as well as provide details about our ongoing efforts on our website at https://www.cubic.com/corporate-responsibility. Cubic is also trying to improve the quality and nature of existing information about smelters, so we have included our own research notes on each smelter within the CMRT we provide our own customers.

II.	Manufacturing and Product Information.

Cubic has not been able to ascertain with certainty the origin of all the 3TG minerals necessary to the production of its products. These minerals are present in all of the electronics Cubic manufactures (specific products and components which contain 3TG are mentioned below in conjunction with the manufacturing facility mentioned). Tin is used as a base for solder on all circuit boards, wires and cables, and in alloys; tantalum is the primary mineral component in capacitors; gold is a non-corrosive lead on circuit boards and connectors; and tungsten is used in wire or as counterweights. This is just a sample of the many uses for these minerals in Cubic’s products and is not exhaustive. As nearly all of Cubic’s products lines depend on 3TG minerals, all of these product lines are similarly affected. Cubic maintains manufacturing facilities in San Diego, California; Tijuana, Mexico; Tullahoma, Tennessee; Orlando, FL; Auckland, New Zealand; and Salfords, Redhill in the United Kingdom (“UK”).

Cubic’s facilities in San Diego, Tijuana, Orlando, and Auckland are dedicated to manufacturing processes for Cubic’s defense-related businesses. The Tijuana facility supports manufacturing for both the defense and the transportation business. These four facilities manufacture systems and components for its air, ground, and virtual training systems, data links, and personnel locator systems. Tijuana also manufactures hardware and cabling to support Cubic’s transportation business’s point-of-sale and farebox devices.

GATR Technologies in Huntsville, Alabama manufactures inflatable, portable satellite communication antennas. GATR’s location in Ashburn, Virginia manufactures a range of rugged deployable and tactical communications products including specialized gateways to vehicular telematics systems.

Cubic’s facility in Tullahoma is the primary manufacturing location for Cubic Transportation Systems. The Tullahoma facility manufactures Cubic’s point-of-sale and farebox devices, driver control units, gates, ticket validators, vending devices, back office encoders, and depot computers.

Cubic’s facility in the UK performs light manufacturing work, such as installing upgrades or repairing equipment.

III.	Cubic’s Supply Chain/Countries of Origin Identified.

Cubic’s diligence process revealed that many of its responding suppliers provide Cubic with products which are sourced from recycled and scrap, as well as from RMAP-conformant smelters. Without the software solution used in previous years, supplier data gathering, compiling and cleansing was done manually by our Compliance Analyst. The processing of 22,875 lines of smelter data was made more manageable with an excel file created by our Compliance Analyst that validates incorrect data using previous year’s smelter analysis. This in-depth analysis produced a list of 330 legitimate smelters. However, as mentioned above, we were encouraged by the high representation of RMAP-conformant smelters in our supplier CMRTs.

Cubic’s current process identified the RMAP-conformant or LBMA-certified smelters (LBMA has added a materials traceability element to their certification process which meets the requirements of the RMI Conformance Program) set forth in Appendix B.

Appendix A

Corporate Social Responsibility in Supply Chain Management Policy

I.	PURPOSE

Cubic Corporation recognizes the significant adverse impacts of procuring goods that fund human rights abuses. As a responsible corporate citizen, we take a stand to respect human rights and not contribute to global conflict in the way we do business. Cubic has developed this policy on Corporate Responsibility in Supply Chain Management to set forth its commitment to refrain from any action which contributes to the financing of conflict or which supports or encourages unlawful labor practices, and to comply with relevant United Nations sanctions resolutions and, where applicable, domestic laws implementing such resolutions.

II.	SCOPE

This Policy is applicable to all Cubic companies.

III.	POLICY

A.	Serious Abuses in the Trade of Minerals and Risk Management

Cubic will neither tolerate, nor by any means profit from, contribute to, assist with, or facilitate the commission by any party of:

1.	any forms of torture, cruel, inhuman, and degrading treatment;

2.	the recruitment, harboring, transportation, provision, or obtaining of a person for:

a.	labor or services or slavery through the use of force, fraud, or coercion for the purposes of subjection to involuntary servitude, peonage, debt bondage; or

b.	the services of a commercial sex act through the use of force, fraud, or coercion, or in which the person induced to perform such an act has not attained 18 years of age

3.	the worst forms of child labor, and any child labor that is exploitative and/or interferes with a child’s ability to participate in required schooling;

4.	other gross human rights violations and abuses such as widespread sexual violence;

5.	war crimes or other serious violations of international humanitarian law, crimes against humanity, or genocide.

We will immediately suspend or discontinue engagement with any supplier where we identify a reasonable risk that it is sourcing from, or linked to, any party committing serious abuses as defined in this paragraph.

B.	Direct or Indirect Support to Non-State Armed Groups and Risk Management

Cubic will not tolerate any direct or indirect support to non-state armed groups through the extraction, transport, trade, handling, or export of minerals. "Direct or indirect support" includes, but is not limited to, procuring minerals from, making payments to or otherwise providing logistical assistance or equipment to, non-state armed groups or their affiliates who:

1.	Illegally control mine sites or otherwise control transportation routes, points where minerals are traded, and upstream actors in the supply chain; or

2.	Illegally tax or extort money or minerals at points of access to mine sites, along transportation routes or at points where minerals are traded; or

3.	Illegally tax or extort intermediaries, export companies, or international traders.

We will immediately suspend or discontinue engagement of any supplier where we identify a reasonable risk that they are sourcing from, or linked to, any party providing direct or indirect support to non-state armed groups as defined in this paragraph.

C.	Supply Chain Diligence

To aid in the fight against human rights abuses, Cubic has developed diligence frameworks based on the OECD Due Diligence Guidance on Responsible Supply Chains to target the use of conflict minerals in funding non-state armed groups as well as human trafficking in our supply chain worldwide. These frameworks are unique; however, both programs involve supplier audits and certifications; risk analysis, verification, and mitigation; diligence; training (both internal and external); and public reporting. Supplier certification is required in order to do business with Cubic.

D.	Conflict Minerals

Cubic’s manufacturing operations often require the use of components containing tantalum, tin, tungsten, and gold (“3TG”). Regardless of their country of origin, these minerals are known as “conflict minerals.” Cubic strives to procure components that are not manufactured using conflict minerals that directly or indirectly fund non-state armed groups. To achieve this goal, Cubic has implemented procedures to conduct diligence on and analyze its supply chain. This diligence includes periodic supplier visits, conducting an onsite Supplier Business Survey with questions on supply chain compliance, and annual country of origin inquiries. These inquiries consist of contacting Cubic’s suppliers of components containing 3TG and inquiring as to the country of origin of their component parts. Cubic maintains this information in a database so it can easily ascertain whether a certain supplier provides conflict-free components to Cubic.

Cubic also requires suppliers to supply conflict-free materials to Cubic, and to provide records evidencing the conflict-free status of the materials upon our request.

APPENDIX B

List of RMI-Conformant or LBMA-Certified Smelters

GOLD

8853 S.p.A.	ITALY	CID002763
Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Argor-Heraeus S.A.	SWITZERLAND	CID000077
Asahi Pretec Corp.	JAPAN	CID000082
Asahi Refining Canada Ltd.	CANADA	CID000924
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Asaka Riken Co., Ltd.	JAPAN	CID000090
AU Traders and Refiners	SOUTH AFRICA	CID002850
Aurubis AG	GERMANY	CID000113
Bangalore Refinery	INDIA	CID002863
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Boliden AB	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	GERMANY	CID000176
CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Cendres + Metaux S.A.	SWITZERLAND	CID000189
Chimet S.p.A.	ITALY	CID000233
Chugai Mining	JAPAN	CID000264
DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Dowa	JAPAN	CID000401
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Heimerle + Meule GmbH	GERMANY	CID000694

Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Istanbul Gold Refinery	TURKEY	CID000814
Italpreziosi	ITALY	CID002765
Japan Mint	JAPAN	CID000823
Jiangxi Copper Co., Ltd.	CHINA	CID000855
JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Kazzinc	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
L'Orfebre S.A.	ANDORRA	CID002762
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Marsam Metals	BRAZIL	CID002606
Materion	UNITED STATES OF AMERICA	CID001113
Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Metalor Technologies S.A.	SWITZERLAND	CID001153
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Mitsubishi Materials Corporation	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Nihon Material Co., Ltd.	JAPAN	CID001259
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
PAMP S.A.	SWITZERLAND	CID001352
Planta Recuperadora de Metales SpA	CHILE	CID002919
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
PX Precinox S.A.	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
REMONDIS PMR B.V.	NETHERLANDS	CID002582
Royal Canadian Mint	CANADA	CID001534
SAAMP	FRANCE	CID002761
Safimet S.p.A	ITALY	CID002973
SAFINA A.S.	CZECHIA	CID002290
Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
SAXONIA Edelmetalle GmbH	GERMANY	CID002777
SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
T.C.A S.p.A	ITALY	CID002580
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Tokuriki Honten Co., Ltd.	JAPAN	CID001938
TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Torecom	KOREA, REPUBLIC OF	CID001955
Umicore Brasil Ltda.	BRAZIL	CID001977
Umicore Precious Metals Thailand	THAILAND	CID002314
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Valcambi S.A.	SWITZERLAND	CID002003
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
WIELAND Edelmetalle GmbH	GERMANY	CID002778
Yamakin Co., Ltd.	JAPAN	CID002100
Yokohama Metal Co., Ltd.	JAPAN	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Mine locations: Afghanistan, Albania, Angola, Argentina, Australia, Austria, Azerbaijan, Belgium, Bolivia, Brazil, Bulgaria, Burkina Faso, Burundi, Canada, Central African Republic, Chile, China, Colombia, Dominican Republic, Ecuador, England, France, Germany, Ghana, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Malaysia, Mauritania, Mexico, Mongolia, Peru, Philippines, Poland, Portugal, Republic of the Congo, Russia, Rwanda, Singapore, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tanzania, Thailand, The Netherlands, Turkey, Uganda, USA, Uzbekistan, Zambia, Zimbabwe, countries identified as L1, L2, and L3, and “Europe.”

TIN:

Alpha	UNITED STATES OF AMERICA	CID000292
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
China Tin Group Co., Ltd.	CHINA	CID001070
CV Ayi Jaya	INDONESIA	CID002570
CV Dua Sekawan	INDONESIA	CID002592
CV Gita Pesona	INDONESIA	CID000306
CV United Smelting	INDONESIA	CID000315
CV Venus Inti Perkasa	INDONESIA	CID002455
Dowa	JAPAN	CID000402
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Fenix Metals	POLAND	CID000468
Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Melt Metais e Ligas S.A.	BRAZIL	CID002500
Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Metallo Belgium N.V.	BELGIUM	CID002773
Metallo Spain S.L.U.	SPAIN	CID002774
Mineracao Taboca S.A.	BRAZIL	CID001173
Minsur	PERU	CID001182
Mitsubishi Materials Corporation	JAPAN	CID001191
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Precious Minerals and Smelting Limited	INDIA	CID003409
PT Aries Kencana Sejahtera	INDONESIA	CID000309
PT Artha Cipta Langgeng	INDONESIA	CID001399
PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
PT Babel Inti Perkasa	INDONESIA	CID001402
PT Babel Surya Alam Lestari	INDONESIA	CID001406
PT Bangka Prima Tin	INDONESIA	CID002776
PT Bangka Serumpun	INDONESIA	CID003205
PT Bangka Tin Industry	INDONESIA	CID001419
PT Belitung Industri Sejahtera	INDONESIA	CID001421
PT Bukit Timah	INDONESIA	CID001428
PT DS Jaya Abadi	INDONESIA	CID001434
PT Inti Stania Prima	INDONESIA	CID002530
PT Karimun Mining	INDONESIA	CID001448
PT Kijang Jaya Mandiri	INDONESIA	CID002829
PT Menara Cipta Mulia	INDONESIA	CID002835
PT Mitra Stania Prima	INDONESIA	CID001453
PT Panca Mega Persada	INDONESIA	CID001457
PT Premium Tin Indonesia	INDONESIA	CID000313
PT Prima Timah Utama	INDONESIA	CID001458
PT Rajawali Rimba Perkasa	INDONESIA	CID003381
PT Rajehan Ariq	INDONESIA	CID002593
PT Refined Bangka Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	INDONESIA	CID001463
PT Stanindo Inti Perkasa	INDONESIA	CID001468
PT Sukses Inti Makmur	INDONESIA	CID002816
PT Sumber Jaya Indah	INDONESIA	CID001471
PT Timah Tbk Kundur	INDONESIA	CID001477

PT Timah Tbk Mentok	INDONESIA	CID001482
PT Tinindo Inter Nusa	INDONESIA	CID001490
PT Tirus Putra Mandiri	INDONESIA	CID002478
PT Tommy Utama	INDONESIA	CID001493
Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Soft Metais Ltda.	BRAZIL	CID001758
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Thaisarco	THAILAND	CID001898
Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Yunnan Tin Company Limited	CHINA	CID002180
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397

Mine Locations: Australia, Belgium, Bolivia, Brazil, Burundi, Central Africa, China, DRC, Indonesia, Laos, Malaysia, Morocco, Myanmar, Peru, Philippines, Portugal, Republic of Congo, Rwanda, Spain, Thailand, Uganda, Viet Nam, and countries identified as L1, L2, and L3.

TUNGSTEN

A.L.M.T. Corp.	JAPAN	CID000004
ACL Metais Eireli	BRAZIL	CID002833
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
H.C. Starck Tungsten GmbH	GERMANY	CID002541
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Japan New Metals Co., Ltd.	JAPAN	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

Mine locations: Australia, Austria, Bolivia, Brazil, Canada, China, Colombia, Georgia, Germany, Korea, Mexico, Nigeria, Portugal, Russia, Rwanda, Spain, Thailand, USA, Viet Nam, and countries identified as L1 and L3.

TANTALUM

Asaka Riken Co., Ltd.	JAPAN	CID000092
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Exotech Inc.	UNITED STATES OF AMERICA	CID000456
F&X Electro-Materials Ltd.	CHINA	CID000460
FIR Metals & Resource Ltd.	CHINA	CID002505
Global Advanced Metals Aizu	JAPAN	CID002558
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
H.C. Starck Co., Ltd.	THAILAND	CID002544
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
H.C. Starck Ltd.	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Jiangxi Tuohong New Raw Material	CHINA	CID002842
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
KEMET Blue Metals	MEXICO	CID002539
KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
LSM Brasil S.A.	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Mineracao Taboca S.A.	BRAZIL	CID001175
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
NPM Silmet AS	ESTONIA	CID001200
Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
QuantumClean	UNITED STATES OF AMERICA	CID001508
Resind Industria e Comercio Ltda.	BRAZIL	CID002707

RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Taki Chemical Co., Ltd.	JAPAN	CID001869
Telex Metals	UNITED STATES OF AMERICA	CID001891
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Mine locations: Australia, Austria, Bolivia, Brazil, Burundi, China, DRC, Ethiopia, Germany, India, Japan, Kazakhstan, Mexico, Mozambique, Namibia, Nigeria, Russia, Rwanda, Sierra Leone, Thailand, USA, Zimbabwe, and countries identified as L1, L2, and L3.